Exhibit 10.84
FIRST AMENDMENT TO THE
AMENDED AND RESTATED MARATHON PETROLEUM CORPORATION
2012 INCENTIVE COMPENSATION PLAN

WHEREAS, Marathon Petroleum Corporation, a Delaware corporation (the “Corporation”), sponsors and maintains the Amended and Restated Marathon Petroleum Corporation 2012 Incentive Compensation Plan, as originally effective April 25, 2012 (the “Plan”);

WHEREAS, pursuant to Paragraph 12 of the Plan, the Committee has the authority to amend the Plan as it shall deem advisable, provided that no amendment of the Plan shall adversely affect any right of any Participant with respect to any award previously granted without such Participant’s written consent; and

WHEREAS, by action taken on October 29, 2019 (the “Approval”), the Committee approved and authorized the amendment of certain awards made under the Plan in 2017, 2018 and 2019 to certain officers of the Corporation and its affiliates, such that, for the purpose of retention and stability of the officers, each such officer will vest in his or her awards if the officer remains employed with the Corporation or an affiliate through December 31, 2020, and will likewise vest in his or her awards if the officer’s employment is involuntarily terminated prior to that date (the “Approved Modification”);

WHEREAS, pursuant to the Approval, the Committee delegated to any officer of the Corporation the authority to act for and on behalf of the Corporation and its Board of Directors to do and perform all such acts and things and to enter into, amend, execute and deliver all agreements, guarantees, documents, instruments and certificates that, in the judgement of the officer taking such action, are necessary or appropriate to effectuate and carry out the purpose and intent of the Approved Modification; and

WHEREAS, the undersigned officer of the Corporation has determined it to be necessary and appropriate to amend the Plan to accommodate certain aspects of the Approved Modification, and that such amendment is not a material amendment to the Plan requiring the approval of the Corporation’s shareholders.

ACCORDINGLY, effective as of October 29, 2019, the Plan is amended as follows:

1. The second sentence of paragraph 7(a)(iii) of the Plan is amended to read as follows:

“Any Restricted Stock awarded which is not a Performance Award shall have a minimum Restriction Period of three years from the Grant Date, provided that: (i) the Committee (or its designee) may provide for earlier vesting following a change of control or other specified events involving the Corporation or upon an Employee’s termination of employment by reason of death, Disability or Retirement; (ii) vesting of a Restricted Stock Award may occur incrementally over the three-year minimum

Restricted Period, provided no portion of any Restricted Stock Award will have a Restriction Period of less than one year; and (iii) no more than three percent (3%) of the total awards authorized under this Plan shall be available and are permitted to be granted to executives with shorter vesting periods than one year; and, provided, further, that notwithstanding the limitations in clauses (i), (ii) and (iii) of this sentence, the Committee (or its designee) may provide for earlier vesting for purposes of a retention and stability incentive extended to certain Employees as may from time to time be deemed necessary in the Committee’s discretion.”

2. The second sentence of paragraph 7(a)(vi) of the Plan is amended to read as follows:

“Any Stock Award which is a Performance Award shall have a minimum Restriction Period of one year from the Grant Date, provided (i) that the Committee (or its designee) may provide for earlier vesting following a change of control or other specified events involving the Corporation, or upon a termination of employment by reason of death, Disability or Retirement, and (ii) that notwithstanding the limitations in clause (i) of this sentence, the Committee (or its designee) may provide for earlier vesting for purposes of a retention and stability incentive extended to certain Employees as may from time to time be deemed necessary in the Committee’s discretion.”

IN WITNESS WHEREOF, the Corporation has caused this amendment to the Plan to be adopted and executed by its duly authorized officer effective as of October 29, 2019.

MARATHON PETROLEUM CORPORATION

By:	/s/ Fiona C. Laird

Printed Name:	Fiona C. Laird

Title	Chief Human Resources Officer

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